Exhibit 3.1

AMPCO-PITTSBURGH CORPORATION

INCORPORATED UNDER THE LAWS OF PENNSYLVANIA

BY-LAWS

AS AMENDED AND RESTATED ON DECEMBER 15, 2010

i

Ampco-Pittsburgh Corporation (the “Corporation”)

Incorporated Under the Laws of Pennsylvania

BY-LAWS

As amended and restated on December 15, 2010

ARTICLE I

SHAREHOLDERS

SECTION 1. Annual Meeting.

An annual meeting of shareholders for the election of Directors of the Corporation (each a “Director”) and the transaction of such other business as may properly come before the meeting shall be held on such date and at such time as the Board of Directors of the Corporation (the “Board of Directors”) may designate, with such time date and time being set forth in the notice of the annual meeting provided pursuant to Section 5 of this Article I. If the date fixed for an annual meeting, or for the reconvening of an adjourned annual meeting, is a legal holiday, the meeting shall be held at the same hour on the next succeeding full business day which is not a legal holiday.

SECTION 2. Business to be Conducted at Annual Meeting.

At an annual meeting of shareholders, only such business (other than nominations of Directors, which must be made in compliance with, and shall be exclusively governed by, Section 17 of Article II) shall be conducted as shall have been brought before the meeting (i) pursuant to the Corporation’s notice of the meeting, (ii) by or at the direction of the Board of Directors or (iii) by any shareholder of the Corporation who is a shareholder of record both at the time of giving of the notice provided for in this Section 2 and at the time of the annual meeting, who shall be entitled to vote at such meeting and who shall have complied with the notice procedures set forth in this Section 2. Clause (iii) in the immediately preceding sentence shall be the exclusive means for a shareholder to submit such business (other than matters properly brought under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting) before an annual meeting of shareholders.

For any such business to be properly brought before an annual meeting by a shareholder pursuant to this Section 2, notice in writing must be delivered or mailed by certified mail to the Secretary of the Corporation (the “Secretary”) and received at the principal offices of the Corporation not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is to be more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder must be received not earlier than the 120th day prior to the date of such annual meeting and not later than the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such advanced or delayed annual meeting is less than

100 days prior to the date of such annual meeting, the tenth day following the day on which public announcement of the date of the annual meeting is first made. In no event shall any adjournment or postponement of an annual meeting or announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above.

Such shareholder notice shall set forth, as to each matter the shareholder proposes to bring before the annual meeting, each of the following:

(i) a brief description of the business to be brought before the annual meeting and the reasons for conducting such business at such meeting, and the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-Laws, the text of the proposed amendment);

(ii) as to both the shareholder giving the notice and the beneficial owner on whose behalf the proposal is made:

(A) the name and address, as they appear on the Corporation’s books, of such shareholder and beneficial owner;

(B) the class or series and number of the Corporation’s securities which are owned, directly or indirectly, beneficially and of record by such shareholder and beneficial owner;

(C) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism related to any security of the Corporation or with a value derived in whole or in part from the value of any security of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying security of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation;

(D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any class or series of the Corporation’s capital stock;

(E) any short interest of such shareholder or beneficial owner in any security of the Corporation (for purposes of this Section 2, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(F) any rights to dividends on any securities of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying securities of the Corporation;

(G) any proportionate interest in shares of any class or series of the Corporation’s capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(H) any performance-related fees (other than an asset-based fee) to which such shareholder or beneficial owner is entitled based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or beneficial owner sharing the same household (which information shall be supplemented by such shareholder and beneficial owner not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and

(I) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of Directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iii) any material interest of the shareholder and beneficial owner on whose behalf the proposal is made in such business;

(iv) a description of all agreements, arrangements and understandings between such shareholder and beneficial owner and any other person or persons (including their names) in connection with the proposal of such business;

(v) a representation that the shareholder is a holder of record of capital stock of the Corporation, is entitled to vote at such meeting and intends to appear, in person or by proxy, at the annual meeting to propose such business; and

(vi) a representation as to whether the shareholder or beneficial owner is or intends to be part of a group that intends (A) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from shareholders in support of such proposal.

The Chairman of the Board of Directors (the “Chairman”) may, if the facts warrant, determine that any proposed business was not properly brought before the annual meeting in accordance with the provisions of this Section 2; and if the Chairman should so determine, the Chairman shall so declare to the annual meeting, and any such business shall not be transacted. A shareholder seeking to bring business before an annual meeting in accordance with the provisions of this Section 2 shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section

2; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements pursuant to this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. The provisions of this Section 2 shall also govern what constitutes timely notice for purposes of Rule 14a-4(c) of the Exchange Act.

SECTION 3. Special Meetings.

A special meeting of shareholders shall be held on such date and at such time as shall be set forth in the notice of such special meeting provided pursuant to Section 5 of this Article I. Special meetings of shareholders, other than those required by applicable law, may be called only by the Chairman or a majority of the Directors then in office. The only business to be transacted at a special meeting of shareholders shall be the business stated in the notice of such meeting. Upon the written or electronically transmitted request of the person or persons, as the case may be, who have duly called a special meeting, it shall be the duty of the Secretary to fix the date and time of the meeting, to be held not more than 60 days after the receipt of the request.

SECTION 4. Place of Meetings.

Each annual or special meeting of shareholders shall be held at such place, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate, with such place being set forth in the notice of such meeting provided pursuant to Section 5 of this Article I; provided, however, if a meeting is held by means of the Internet or other electronic communications technology in a fashion pursuant to which shareholders have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the shareholders and pose questions to the directors, the meeting need not be held at a particular geographic location.

SECTION 5. Notice of Meetings; Waiver.

The Secretary shall mail or electronically transmit, or cause to be mailed or electronically transmitted, notice stating the place (or if held by means of the Internet or other electronic communications technology, the means of remote communications by which shareholders and proxyholders may be deemed to be present in person and vote at such meeting), date and time of each meeting of shareholders and, in the case of a special meeting, the general nature of the business to be transacted in accordance with any requirements set forth in the Pennsylvania Business Corporation Law (the “PBCL”). If such notice is mailed, it shall be deemed to have been given to a shareholder when deposited in the United States mail, postage prepaid, directed to the shareholder at the address of such shareholder as it appears on the record of shareholders of the Corporation or supplied by such shareholder to the Corporation for the purpose of notice. Notice given by electronic transmission shall be deemed given (i) if by facsimile, when directed to a number at which the shareholder has consented to receive such notice; (ii) if by electronic mail, when directed to an electronic mail address at which the shareholder consented to receive such notice; (iii) if by posting on an electronic network together with separate notice to the shareholder of such specific posting, upon the later of (A) such posting and (B) giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the shareholder.

No notice of any meeting of shareholders need be given to any shareholder who properly waives notice, whether before or after the meeting and whether in writing or by electronic transmission or otherwise. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a waiver of notice. The attendance, in person or by proxy, of any shareholder at any meeting of shareholders shall constitute a proper waiver of notice of such meeting, except if the shareholder attends a meeting solely for the express purpose of objecting, prior to or at the commencement of such meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened.

SECTION 6. Record Dates.

The Board of Directors may fix a date and time in accordance with the PBCL as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting of shareholders, to receive payment of any dividend or distribution, to receive any allotment of rights or with respect to any change, conversion or exchange of shares. Only such shareholders as shall be shareholders of record at the close of business on the record date so fixed shall be entitled to notice of or to vote at such meeting, to receive payment of such dividend or distribution, to receive such allotment of rights or to exercise rights in respect to any change, conversion or exchange of shares, as the case may be, notwithstanding any transfer of any shares on the books of the Corporation after the record date fixed as aforesaid.

SECTION 7. Quorum.

Except as otherwise provided or permitted by applicable law or the Articles of Incorporation of the Corporation (as amended, the “Articles of Incorporation”), the presence, in person or by proxy, of shareholders entitled to cast at least a majority of the votes which all shareholders are entitled to cast on a particular matter to be acted upon shall constitute a quorum for the purpose of acting upon such matter at a meeting of shareholders. If a quorum is not present, in person or by proxy, at a meeting of shareholders, those present may adjourn from time to time to reconvene at such date, time and place as they may determine. The shareholders present at any duly organized meeting of shareholders may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient shareholders to otherwise render the remaining shareholders less than a quorum.

SECTION 8. Voting.

Except as otherwise required by applicable law or the Articles of Incorporation, shareholders shall be entitled to one vote for each share of capital stock owned by them as reflected on the books of the Corporation and entitled to vote at the particular meeting of shareholders at which the shareholder is present, in person or by proxy. Except as otherwise required by applicable law, the Articles of Incorporation or these By-Laws, the affirmative vote of a majority of the votes cast by all shareholders entitled to vote on a particular matter (and, if any shareholders are entitled to vote thereon as a class, upon receiving the affirmative vote of a majority of the votes cast by the shareholders entitled to vote as a class) at a meeting of shareholders at which a quorum is present shall be the act of the shareholders with respect to such matter. At each meeting of shareholders at which Directors are to be elected, provided a quorum is present thereat, the Directors shall be elected by a plurality of the votes validly cast in such election. Shareholders shall be entitled to cumulative voting rights to the extent permitted by the PBCL. The Chairman shall fix and announce at each meeting of shareholders the date and time of the opening and closing of the polls for each matter upon which the shareholders will act at such meeting.

SECTION 9. Voting by Ballot.

No vote of the shareholders need be taken by written ballot or conducted by Inspectors of Election, unless otherwise required by applicable law. Any vote of the shareholders which need not be taken by ballot may be conducted in any manner approved by the Chairman. If authorized by the Board of Directors, a ballot may be submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder or proxyholder.

SECTION 10. Adjournments.

At any meeting of shareholders, only the Chairman or the holders of a majority of the voting power of the shares of capital stock entitled to vote thereat, present, in person or by proxy, shall have the power to adjourn such meeting to another date, time or place or by means of the Internet or other electronic communication technology, without notice other than announcement at the meeting of the date, time and place, if any, at which such meeting will be reconvened and the means of electronic communication technology, if any, by which shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting; provided, however, any notice required by applicable law shall be given. At any adjourned meeting at which a quorum is present, any business may be transacted which might have been transacted on the original date of the meeting.

SECTION 11. Proxies.

Any shareholder entitled to vote at any meeting of shareholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such shareholder by proxy. A shareholder may authorize a valid proxy in any manner permitted by applicable law, including by executing a written instrument executed by such shareholder, or by causing such shareholder’s signature to be affixed to such writing by any reasonable means, including by facsimile signature or by transmitting or authorizing an electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the shareholder executing it, unless such proxy is coupled with an interest sufficient in law to support an irrevocable power and except in any other case in which applicable law provides that such a proxy shall be irrevocable. A shareholder may revoke any proxy which is not irrevocable by giving notice of such revocation in writing or by electronic transmission to the Secretary or the designated agent of the Secretary. Proxies authorized by electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the shareholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or electronic transmission created pursuant to this Section 11 may be substituted or used in lieu of the original writing or electronic transmission, as the case may be, for any and all purposes for which the original writing or electronic transmission, as the case may be, could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or electronic transmission, as the case may be.

SECTION 12. Organization; Procedure.

At every meeting of shareholders, the presiding officer shall be the Chairman. The Secretary, or, in the event of his absence or disability, an Assistant Secretary, or if there no Assistant Secretary is present thereat then an appointee of the presiding officer at the meeting, shall act as secretary of the meeting. The order of business and all other matters of procedure at every meeting of shareholders shall be determined by such presiding officer.

SECTION 13. Inspectors of Election.

Before each meeting of shareholders, the Chairman or any officer of the Corporation designated by resolution of the Board of Directors shall appoint one or more Inspectors of Election (each an “Inspector”) for the meeting. If any of the Inspectors shall fail to attend or refuse or be unable to serve, a substitute shall be appointed by the Chairman. An Inspector may be an employee of the Corporation and shall have such duties as are provided by applicable law. Upon request by the Chairman, an Inspector shall take and sign an oath faithfully to execute the duties of an Inspector of Election with strict impartiality and according to the best of such person’s ability.

SECTION 14. Voting Lists.

The officer who has charge of the stock ledger of the Corporation shall prepare a complete list of the shareholders entitled to vote at a meeting of shareholders. The list shall be arranged in alphabetical order, showing the address of each shareholder and the number of shares registered in the name of each shareholder; provided, however, that, subject to applicable law, the Corporation shall not be required to include electronic mail addresses or other electronic contact information for shareholders on such list. The list shall be produced and kept open at the time and place of the meeting of shareholders and shall be subject to the inspection of any shareholder during such meeting for the purposes thereof. The Board of Directors also may elect to make the list available at such other times and by such other means as permitted by applicable law. If the Board of Directors determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to shareholders of the Corporation. If a meeting of shareholders is to be held solely by means of remote communication, then the list also shall be open to the examination of any shareholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting of shareholders. The list shall presumptively determine the identity of the shareholders entitled to vote at the meeting and the number of shares that each such shareholder may vote at the meeting.

SECTION 15. Participation in Meetings by Electronic Means.

The Chairman may permit, on such conditions as may be determined by him, one or more shareholders or proxyholders to participate in a meeting of shareholders, count for the purposes of determining a quorum thereat and exercise all rights and privileges to which such person or persons might be entitled were such person or persons, as the case may be, personally in attendance at such meeting (including the right to vote or to consent to or dissent from any action) by means of conference telephone or other electronic means, including the Internet. Unless the Board of Directors so permits by resolution or the Chairman so permits, no person may participate in a meeting of shareholders by means of a conference telephone or other electronic means, including the Internet.

SECTION 16. No Consent of Shareholders in Lieu of Meeting.

No action, including the authorization of any business or the expression of consent or dissent to any corporate action, may be taken by the shareholders of the Corporation without a meeting, whether by written consent or otherwise, except by the unanimous consent of all holders of capital stock of the Corporation entitled to vote upon such action.

ARTICLE II

BOARD OF DIRECTORS

SECTION 1. General Powers.

Except as otherwise provided by applicable law, the Articles of Incorporation or these By-laws, the Board of Directors shall manage or direct the management of the property, affairs and business of the Corporation, and the Board of Directors may exercise all the powers of the Corporation. In addition to the powers and authorities expressly conferred upon it by these By-Laws, the Board of Directors may exercise all such powers of the Corporation and do all such lawful acts and things as are not by applicable law, the Articles of Incorporation or these By-Laws directed or required to be exercised or done solely by the shareholders of the Corporation.

SECTION 2. Number and Terms of Office.

The number of members of the Board of Directors shall be as specified in the Articles of Incorporation. Directors shall serve for such terms as are specified in the Articles of Incorporation. A Director shall hold office until the expiration of the term for which he was elected and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

SECTION 3. Vacancies.

Except as set forth in Section 5 of this Article II, vacancies in the Board of Directors, including vacancies resulting from an increase in the number of members of the Board of Directors, shall be filled in the manner specified in the Articles of Incorporation.

SECTION 4. Resignations.

Any Director may resign at any time by delivering a notice of resignation in writing or by electronic transmission to the Chairman, the Chief Executive Officer or the Secretary. Unless otherwise specified therein, such a resignation shall take effect upon delivery.

SECTION 5. Removal of Directors.

Any Director may be removed at any time by shareholder vote as specified in the Articles of Incorporation. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the shareholders entitled to vote for the election of the Director so removed. If such shareholders do not fill such a vacancy at such meeting, the vacancy may be filled in the manner provided in Section 3 of this Article II. The repeal of any provision of the Articles of Incorporation or these By-Laws prohibiting, or the addition of any provision to the Articles of Incorporation or these By-Laws permitting, the removal by the shareholders of the Board of Directors, a class of the Board of Directors or any one or more Directors without assigning any cause shall not apply to any incumbent Director during the balance of the term for which he was elected.

SECTION 6. Annual Meeting.

An annual meeting of the Board of Directors shall be held each year as soon as practicable after the annual meeting of shareholders, at the place where such meeting of shareholders was held or on such other date and at such other time and place, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate, for the purposes of organization, election of officers and the transaction of such other business as shall come before the meeting.

SECTION 7. Regular Meetings.

The Board of Directors from time to time may, by resolution, provide for the holding of regular meetings. Regular meetings of the Board of Directors may be held on such dates and at such times and places, either within or without the Commonwealth of Pennsylvania, as the Board of Directors may designate. Notice of regular meetings need not be given; provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be given by regular mail, electronic mail or other means of electronic transmission, telephone or personal delivery to each Director who shall not have been present at the meeting at which such action was taken. Any Director who submits a waiver of notice in writing or by electronic transmission to the Secretary before or after such meeting or attends the fist regular meeting after such action is taken without protesting, prior to or at the commencement of such meeting, the lack of notice to him of the prior regular meeting, shall be deemed to have waived notice of such action to the fullest extent permitted by applicable law. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in a waiver of notice.

SECTION 8. Special Meetings.

Special meetings of the Board of Directors may be called only by the Chairman, the Chief Executive Officer or a majority of the Directors in office, to be held on such date, at such time as will permit the giving of notice as provided in this Section 8 and at such place, either within or without the Commonwealth of Pennsylvania, as may be designated by the person or persons, as the case may be, calling the meeting, as the case may be. Any business may be acted upon at any special meeting. The Secretary shall mail or electronically transmit, or cause to be mailed or electronically transmitted, notice stating the place (or if held by means of the Internet or other electronic communications technology, the means of remote communications by which Directors may be deemed to be present in person at and participate in such meeting), date and time of each special meeting of the Board of Directors at least 24 hours before the meeting. Notice of any special meeting need not be given to any Director who attends such meeting or the first regular meeting thereafter without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a waiver of notice, whether before or after such meeting.

SECTION 9. Quorum and Voting.

The presence of a majority of Directors then in office shall constitute a quorum for the purpose of acting upon proper matters at a meeting of the Board of Directors. If a quorum is not present at a meeting of the Board of Directors, those Directors present may adjourn from time to time to reconvene at such time and place as they may determine. The Directors present at any duly organized meeting of the Board of Directors may continue to transact business until adjournment, notwithstanding the withdrawal of sufficient Directors to otherwise render the remaining Directors less than a quorum. Except as otherwise required by applicable law or the Articles of Incorporation, the vote of a majority of the Directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors.

SECTION 10. Adjournment.

At any meeting of the Board of Directors, the Chairman or a majority of the Directors shall have the power to adjourn such meeting to another date, time or place or by means of the Internet or other electronic communication technology, without notice other than announcement at the meeting of the date, time and place, if any, at which such meeting will be reconvened and the means of electronic communication technology, if any, by which Directors may be deemed to be present and vote at such adjourned meeting.

SECTION 11. Chairman of the Board of Directors.

The Chairman shall preside at all meetings of the Board of Directors and otherwise shall perform such other duties as may from time to time be assigned to him by the Board of Directors. The Chairman may also be the Chief Executive Officer of the Corporation (the “Chief Executive Officer”) or be employed by the Corporation in any other capacity. In the event of the absence or disability of the Chairman, any duties assigned to the Chairman by the Board of Directors may be performed by a presiding officer chosen by a majority of the Board of Directors, and such a presiding officer may be granted the authority to take any action required or permitted to be taken by the Chairman by applicable law, the Articles of Incorporation or these By-Laws as if such presiding officer were the Chairman. All references in these By-Laws to the “Chairman” shall include such a presiding officer in the event of the absence or disability of the Chairman.

SECTION 12. Compensation.

Directors shall receive such compensation for their services as shall be determined by resolution of the Board of Directors. Directors shall also be reimbursed for their expenses for attending Board of Directors and committee meetings as determined from time to time by resolution of the Board of Directors.

SECTION 13. Committees.

The Board of Directors may, by resolution adopted by a majority of the Directors then in office, appoint such other committees as it may deem advisable, and each such committee shall have such authority and perform such duties as the Board of Directors may delegate to such committee; provided, however, that no committee appointed by the Board of Directors shall have any power or authority as to (i) the submission to shareholders of any action requiring approval of shareholders under the PBCL, (ii) the creation or filling of vacancies in the Board of Directors, (iii) the adoption, amendment or repeal of these By-laws, (iv) the amendment or repeal of any resolution of the Board of Directors that by its terms is amendable or repealable only by the Board of Directors or (v) action on matters committed by resolution of the Board of Directors exclusively to another committee of the Board of Directors or to the Board of Directors as a whole. At each meeting of the Board of Directors, all action taken by each committee since the preceding meeting of the Board of Directors shall be reported to it. Notwithstanding anything contained in this Section 12, no committee shall have any power or authority prohibited from being vested in such a committee by applicable law, the Articles of Incorporation or these By-Laws.

SECTION 14. Remote Participation in Meetings.

One or more Directors may participate in a meeting of the Board of Directors or any committee thereof by means of a conference telephone or other remote communications equipment, including electronic communications equipment, by means of which all persons participating in the meeting can hear each other. If a meeting is held by means of the Internet or other electronic communications technology in a fashion pursuant to which Directors have the opportunity to read or hear the proceedings substantially concurrently with their occurrence, vote on matters submitted to the Directors and converse with and pose questions to any one or more of the other Directors, the meeting need not be held at a particular geographic location.

SECTION 15. Action Without a Meeting.

Any action which is required or permitted to be taken at a meeting of the Board of Directors or any committee of the Board of Directors may be taken without a meeting, if, prior or subsequent to the action, a consent or consents in writing or by electronic transmission, setting forth the action so taken, are signed by all of the Directors or the members of the particular committee, as the case may be, and are filed with the Secretary, along with the minutes of proceedings of the Board of Directors.

SECTION 16. Regulations; Manner of Acting.

To the extent not inconsistent with applicable law, the Articles of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a collective Board, and the individual Directors shall have no power as such.

SECTION 17. Nomination of Directors.

Only persons who are nominated in accordance with the procedures set forth in these By-Laws (other than persons properly nominated under Rule 14a-11 under the Exchange Act and included in the Company’s proxy statement related to the annual meeting) shall be eligible for election as Directors. In addition to the right of the Board of Directors to make nominations for the election of Directors, nominations for the election of Directors may be made by any person that (i) is a shareholder of record both at the time of giving of the notice provided for in this Section 17 and at the time of the annual meeting, (ii) shall be entitled to vote for the election of Directors at the annual meeting and (iii) complies with the notice procedures set forth in this Section 17; provided, however, that any shareholder seeking to make a nomination for the election of Directors pursuant to Rule 14a-11 under the Exchange Act shall comply with the eligibility requirements therein.

To be eligible to be a nominee for election as a Director pursuant to this Section 17, the prospective nominee (whether nominated by or at the direction of the Board of Directors or by a shareholder), or someone acting on such prospective nominee’s behalf, must deliver (in accordance with any applicable time periods prescribed for delivery of notice under this Section 17) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request). Upon request, the prospective nominee must also provide a written representation and agreement, in the form provided by the Secretary upon written request, that such prospective nominee:

(i) is not and will not become a party to (A) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such prospective nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (B) any Voting Commitment that could limit or interfere with such prospective nominee’s ability to comply, if elected as a director of the Corporation, with such prospective nominee’s fiduciary duties under applicable laws;

(ii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein; and

(iii) would be in compliance if elected as a director of the Corporation, and will comply with all applicable corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

For purposes of this Section 17, a “nominee” shall include any person being considered to fill a vacancy on the Board of Directors.

Advance written notice of a proposed nomination by a shareholder (other than a nomination pursuant to Rule 14a-11 under the Exchange Act, which shall be subject to the notice requirements therein) shall be received by the Secretary by certified mail no later than (i) with respect to an election to be held at an annual meeting, 90 days prior to the anniversary of the previous year’s annual meeting of shareholders, or (ii) with respect to an election to be held at a special meeting of shareholders or at an annual meeting that is held more than 70 days prior to the anniversary of the previous year’s annual meeting, the close of business on the tenth day following the date on which notice of such meeting is first given to the shareholders. In no event shall any adjournment or postponement of a meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a shareholder’s notice as described above. Each such notice shall set forth:

(i) as to each person whom the shareholder proposes to nominate for election or reelection as a Director:

(A) all information relating to such person that would be required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to and in accordance with Regulation 14A under the Exchange Act (including such person’s written consent to being named as a nominee and to serving as a Director if elected); and

(B) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such shareholder and beneficial owner on whose behalf the nomination is being made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and such nominees’ respective affiliates and associates, or others acting in concert therewith, on the other hand, including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii) as to the shareholder giving the notice and the beneficial owner on whose behalf the nomination is made:

(A) the name and address, as they appear on the Corporation’s books, of such shareholder and beneficial owner;

(B) the class or series and number of shares of the Corporation’s securities which are owned, directly or indirectly, beneficially and of record, by such shareholder and beneficial owner;

(C) any Derivative Instrument directly or indirectly owned beneficially by such shareholder or beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation;

(D) any proxy, contract, arrangement, understanding, or relationship pursuant to which such shareholder or beneficial owner has a right to vote any shares of any class or series of the Corporation’s capital stock;

(E) any short interest of such shareholder or beneficial owner in any security of the Corporation (for purposes of this Section 17, a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security);

(F) any rights to dividends on any securities of the Corporation owned beneficially by such shareholder or beneficial owner that are separated or separable from the underlying securities of the Corporation;

(G) any proportionate interest in shares of any class or series of the Corporation’s capital stock or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

(H) any performance-related fees (other than an asset-based fee) to which such shareholder or beneficial owner is entitled based on any increase or decrease in the value of securities of the Corporation or Derivative Instruments, if any, as of the date of such notice, including any such interests held by members of the immediate family of such shareholder or beneficial owner sharing the same household (which information shall be supplemented by such shareholder and beneficial owner not later than ten days after the record date for the meeting to disclose such ownership as of the record date); and

(I) any other information relating to such shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder;

(iii) a representation that the shareholder is a holder of record of capital stock of the Corporation is entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to propose such nomination; and

(iv) a representation as to whether the shareholder or beneficial owner is or intends to be part of a group that intends to solicit proxies from shareholders in support of such nomination.

In addition, the shareholder making such nomination shall promptly provide any other information reasonably requested by the Corporation, including information to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

The Chairman may, if the facts warrant, determine that any proposed nomination was not properly brought before the annual meeting in accordance with the provisions of this Section 17; and if the Chairman shall so determine, the Chairman shall so declare to the annual meeting, and any such nomination not properly brought before the annual meeting shall not be considered. A shareholder proposing a nomination for Director shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 17; provided, however, that any references in these By-Laws to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit the applicable requirements pursuant to this Section 17. Nothing in this Section 17 shall be deemed to affect any rights of shareholders to request inclusion of nominees in the Corporation’s proxy statement pursuant to Rule 14a-11 under the Exchange Act.

SECTION 18. Limit on Liability.

A Director shall not be personally liable for monetary damages for any action taken, or any failure to take any action in his capacity as such; provided, however, that this provision shall not eliminate or limit the liability of a director to the extent that such elimination or limitation of liability is expressly prohibited by the PBCL as in effect at the time of the alleged action or failure to take action by such Director.

Any repeal or modification of this Section 18 shall not adversely affect any right or protection existing at the time of such repeal or modification to which any Director or former Director may be entitled under this Section 18. The rights conferred by this Section 18 shall continue as to any person who has ceased to be a Director and shall inure to the benefit of the heirs of any Director or former Director and the executors and administrators of the estate of any Director or former Director.

SECTION 19. Director Emeritus.

The Board of Directors may, at its discretion, designate by resolution any former Director as a Director Emeritus. The designation, number and term of each Director Emeritus shall be within the sole discretion of the Board of Directors, and the Board of Directors may remove, with or without cause, a Director Emeritus at any time. A Director Emeritus shall provide consulting or advisory services to the Board of Directors as requested from time to time by the

Board of Directors and may be invited to attend meetings of the Board of Directors at the request of the Chairman but shall not vote, serve on any committee of the Board of Directors, be counted in determining a quorum or have any of the duties or obligations imposed on a Director or officer of the Corporation under the PBCL, the Articles of Incorporation or these By-Laws or, except as provided in the last sentence of this Section 19, otherwise be considered to be a Director or officer of the Corporation. Each Director Emeritus shall be compensated for his services and reimbursed expenses incurred as determined by the Board of Directors by resolution from time to time. A Director Emeritus shall be entitled to benefits and protections in accordance with Section 18 of this Article II and Article V of these By-Laws as if such person were deemed to be a Director or former Director of the Corporation, as the case may be.

ARTICLE III

OFFICERS

SECTION 1. Officers.

The Board of Directors at any time may elect a Chief Executive Officer, a President, one or more Vice Presidents, a Treasurer, a Secretary and such other officers as may be elected in accordance with Section 12 of this Article III. Any two or more offices may be held by the same person. No officer need be a Director of the Corporation. The officers shall be elected at the annual meeting of the Board of Directors pursuant to Section 6 of Article II.

SECTION 2. Term.

Unless otherwise designated by the Board of Directors, each officer shall hold office until the expiration of the term for which he was elected and until his successor shall be elected and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

SECTION 3. Compensation.

The salaries and other compensation of all officers of the Corporation specifically identified in Section 1 of this Article III shall be fixed as determined by the Board of Directors or a committee of the Board of Directors to which the Board of Directors has delegated authority to do so; provided, however, that the salaries and other compensation of any additional officers appointed pursuant to Section 12 of this Article III also may be fixed by the Chief Executive Officer or the President of the Corporation (the “President”).

SECTION 4. Duties.

All officers of the Corporation shall have such authority and perform such duties as are provided in these By-laws or as otherwise may be determined by the Board of Directors or the Chairman. However, each officer shall exercise such powers and perform such duties as may be required by applicable law.

SECTION 5. Removal.

Any officer may be removed, with or without cause, at any time by the Board of Directors. Any additional officers appointed pursuant to Section 12 of this Article III also may be removed, with or without cause, by the Chief Executive Officer or the President. Any officer may resign at any time by delivering a notice of resignation in writing signed by such officer or by electronic submission to the Board of Directors, the Chief Executive Officer or the President. Any officer specifically identified in Section 1 of this Article III shall also provide a copy of such a written notice of resignation to the Board of Directors in any event. Unless otherwise specified therein, any resignation by an officer shall take effect upon delivery. Any vacancy occurring in any office specified identified in Section 1 of this Article III due to the death, resignation or removal of such officer or otherwise shall be filled by the Board of Directors, and any vacancy due to the death, resignation or removal of an officer appointed pursuant to Section 12 of this Article III, or otherwise, shall be filled at the discretion of the Chief Executive Officer or President, if at all.

SECTION 6. Prescription of Agency Authority.

Notwithstanding any other provisions of these By-laws, the Board of Directors shall have the power from time to time by resolution to prescribe by what officers or agents of the Corporation particular documents or instruments may or shall be signed, countersigned, endorsed or executed.

SECTION 7. Chief Executive Officer.

The Chief Executive Officer shall have general control and supervision of the policies and operations of the Corporation subject, however, to the review and superseding action of the Board of Directors. The Chief Executive Officer shall perform all duties and have all powers as provided by applicable law, the Articles of Incorporation an these By-Laws and, subject to applicable law and the Articles of Incorporation, shall perform all such other duties and have all such other powers as the Board of Directors may from time to time prescribe and may delegate any such powers or duties to other officers of the Corporation in his discretion.

SECTION 8. President.

The President shall perform all duties and have all powers as may be assigned or delegated to him from time to time by the Board of Directors or the Chief Executive Officer, subject to applicable law and the Articles of Incorporation, and subject to the review and superseding action of the Board of Directors or the Chief Executive Officer. In the event of the absence or disability of the Chief Executive Officer, all duties of the Chief Executive Officer shall be performed and all powers of the Chief Executive Officer may be exercised by the President to the extent designated by the Chief Executive Officer, or, failing such a designation by the Chief Executive Officer, all such duties shall be performed and all such powers may be exercised by the President, subject in any case to review and superseding action by the Board of Directors.

SECTION 9. Vice Presidents.

Each Vice President of the Corporation (each a “Vice President”) shall perform all duties and have all powers as may be assigned or delegated to him from time to time by the Board of Directors, the Chief Executive Officer or the President, subject to applicable law and the Articles of Incorporation, and subject to the review and superseding action of the Board of Directors, the Chief Executive Officer or the President. In the event of the absence or disability of the Chief Executive Officer and/or the President, all duties of the Chief Executive Officer and/or President, as the case may be, shall be performed, and all powers of the Chief Executive Officer and/or President, as the case may be, may be exercised by such Vice President to the extent designated by the Chief Executive Officer or the President, as the case may be, or, failing such a designation, all such duties shall be performed and all such powers may be exercised by each Vice President in the order of their earliest election to that office, subject in any case to review and superseding action by the Board of Directors, the Chief Executive Officer or the President.

SECTION 10. Treasurer.

The Treasurer of the Corporation (the “Treasurer”) shall have the following powers and duties:

(i) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

(ii) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected as provided in Section 4 of Article VI.

(iii) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 4 of Article VI) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

(iv) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation, the issuance of which shall have been authorized by the Board of Directors.

(v) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, the Chief Executive Officer or the President.

SECTION 11. Secretary.

The Secretary shall have the following powers and duties:

(i) He shall keep or cause to be kept a record of all the proceedings of the meetings of the shareholders and of the Board of Directors in books provided for that purpose.

(ii) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

(iii) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

(iv) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

(v) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by applicable law, the Articles of Incorporation or these By-Laws.

(vi) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

(vii) He shall sign (unless the Treasurer or an Assistant Treasurer or Assistant Secretary of the Corporation shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

(viii) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, the Chief Executive Officer or the President.

SECTION 12. Additional Officers.

The Board of Directors, the Chief Executive Officer or the President may appoint such other officers and agents as it or he, as the case may be, may deem appropriate (including Assistant Secretaries and Assistant Treasurers), and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors, the Chief Executive Officer or the President, as the case may be. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, with or without cause. Any Assistant Treasurer or Assistant Secretary of the Corporation and any other assistant to any officer shall perform such duties as are, from time to time, delegated to him by the officer to whom he is an assistant, the Board of Directors, the Chief Executive Officer or the President. At the request of the Board of Directors, the Chairman, the Chief Executive Officer or the President, any officer of the Corporation may temporarily perform the duties of Assistant Secretary or Assistant Treasurer, and when so acting shall be deemed on a temporary basis to be an Assistant Secretary or Assistant Treasurer, as the case may be, and shall have the powers of and be subject to the restrictions imposed upon that officer.

ARTICLE IV

CAPITAL STOCK

SECTION 1. Certificates of Stock.

The shares of the capital stock of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares evidenced by registration in book-entry accounts. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the corporation, by the Chief Executive Officer, the President or a Vice President, and by the Treasurer or any Assistant Treasurer, or the Secretary or any Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Articles of Incorporation and these By-Laws.

All signatures on such certificate may be a facsimile, engraved or printed, to the extent permitted by applicable law. In case any officer, transfer agent or registrar who has signed, or whose facsimile signature has been placed upon, a certificate shall have ceased to hold such office, or to be such transfer agent or registrar, as the case may be, before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

SECTION 2. Lost, Stolen or Destroyed Certificates.

The Board of Directors may direct that a new certificate be issued or an appropriate book-entry be recorded in place of any certificate previously issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to post with the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate or the recording of any such appropriate book-entry.

SECTION 3. Transfer of Stock.

Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person or persons, as the case may be, entitled thereto or record the succession, assignment or transfer by appropriate book-entry procedures, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to applicable laws. Subject to the provisions of applicable law, the Articles of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation.

SECTION 4. Registered Shareholders.

Prior to due surrender of shares, whether or not certificated, for registration of transfer, the Corporation may treat the registered owner thereof as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so.

SECTION 5. Transfer Agent and Registrar.

The Board of Directors may appoint one or more transfer agents and/or one or more registrars with respect to any class or series of the Corporation’s capital stock, and may require all certificates representing shares of such class or series to bear the signature of any such transfer agents or registrars.

ARTICLE V

INDEMNIFICATION OF DIRECTORS, OFFICERS AND OTHER PERSONS

SECTION 1. Mandatory Indemnification of Directors and Officers.

The Corporation shall promptly indemnify, to the fullest extent now or hereafter permitted by applicable law, the Articles of Incorporation and this Section 1, each Director or officer (including each former Director or officer) of the Corporation (hereafter, an “indemnitee”) who was or is made a party to or a witness in, or is threatened to be made a party to or a witness in, any threatened, pending or completed action, suit, investigation, or proceeding, whether civil, criminal, administrative or investigative and whether external or internal to the Corporation (hereafter, a “proceeding”), by reason of the fact that the indemnitee is or was an authorized representative of the Corporation, against all expenses (including attorneys’ fees, disbursements and other charges), judgments, losses, fines (including excise taxes and penalties) and amounts paid in settlement (collectively, “Losses”) actually and reasonably incurred or suffered by the indemnitee in connection with such proceeding.

Indemnification pursuant to this Section 1 shall include cases in which indemnification is permitted pursuant to the provisions of Chapter 17, Subchapter D, of the PBCL. Indemnification pursuant to this Section 1 shall be made in every case described in Section 1(i) hereof except:

(i) in connection with a proceeding (or any claim, issue or matter therein or any part thereof) initiated by the indemnitee, except (1) if the Board of Directors of the Corporation has approved the initiation or bringing of such claim or (2) any compulsory counterclaim, compulsory cross-claim, or required joinder made by indemnitee in a proceeding not initiated by indemnitee; or

(ii) with respect to any act that is established, by a final, unappealable adjudication adverse to the indemnitee, as having been material to the cause of action so adjudicated and as having constituted either willful misconduct or recklessness; or

(iii) with respect to any benefit or advantage gained by the indemnitee to which the indemnitee was not legally entitled; or

(iv) for liability imposed in a proceeding by or for the benefit of the Corporation to recover any profit pursuant to the provisions of Section 16(b) of the Exchange Act and any rules and regulations thereunder or similar provisions of any applicable state law; provided, however, that the exclusion in this clause (iv) shall not apply to expenses (including attorney’s fees, disbursements and other charges) incurred by indemnitee in such a proceeding.

Notwithstanding the foregoing provisions of this Section 1, to the extent that an indemnitee is successful on the merits or otherwise in defense of any proceeding or any part thereof or in defense of any claim, issue or matter therein, including but not limited to obtaining a dismissal without prejudice or a settlement without admission of liability, the indemnitee shall be promptly indemnified by the Corporation against all Losses actually and reasonably incurred or suffered by the indemnitee in connection therewith.

The right of indemnification pursuant to this Section 1 is conferred in order to attract and retain the services of highly qualified Directors and officers and to encourage them to make corporate decisions without fear of strike suits and legal harassment. Indemnification pursuant to this Section 1 is therefore declared to be consistent with the fiduciary duty of the Corporation’s Board of Directors. Except as specifically provided in this Section 1, such indemnification shall be made by the Corporation without any requirement that any determination be made or any action be taken by the Board of Directors, shareholders or legal counsel of the Corporation. A failure of the Board of Directors, shareholders, or legal counsel to make a determination or take action favorable to the claim of an indemnitee for indemnification pursuant to this Section 1, or the making of a determination or taking of action adverse to such a claim, shall not preclude indemnification under this Article V or create any presumption that the indemnitee is not entitled to such indemnification.

SECTION 2. Mandatory Advancement of Expenses to Directors and Officers.

To the fullest extent now or hereafter permitted by applicable law, the Articles of Incorporation and these By-Laws, the Corporation shall promptly pay all expenses (including attorneys’ fees, disbursements and other charges) actually incurred by an indemnitee in defending or appearing in any proceeding described in Section 1(i) hereof in advance of the final disposition of such proceeding upon receipt of (A) an undertaking by or on behalf of the indemnitee to repay all amounts advanced if it is ultimately specifically determined by a final, unappealable adjudication that the indemnitee is not entitled to be indemnified by the Corporation and (B) an irrevocable assignment to the Corporation of all payments to which the indemnitee may be or become entitled, under any policy of insurance or otherwise, in reimbursement of any such expenses paid by the Corporation pursuant to this Section 2. Notwithstanding the foregoing, no advance payment shall be made by the Corporation pursuant to this Section 2 if the Board of Directors reasonably and promptly determines by a majority vote of the Directors then in office who are not parties to the proceeding that, based upon the facts known to the Board of Directors at the time the determination is made, the matter is of the kind described in clause (i) of the second paragraph of Section 1 of this Article V or the indemnitee’s actions were of the kind described in clause (iii) of the second paragraph of Section 1 of this Article V.

SECTION 3. Permissive Indemnification and Advancement of Expenses.

The Corporation may, as determined by the Board of Directors from time to time:

(i) indemnify, to the fullest extent permitted by Section 1 of this Article V, any other person who was or is made a party to or required to appear in, or is threatened to be made a party to or required to appear in, or was or is otherwise involved in, any threatened, pending or completed proceeding by reason of the fact that such person is or was an authorized representative of the Corporation, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, against all Losses actually and reasonably incurred or suffered by such person in connection with such action or proceeding, with the same effect as though such person were an “indemnitee” as defined in Section 1 of this Article V; and

(ii) pay expenses incurred by any such other person by reason of his participation in any such proceeding in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation and to repay all amounts advanced for which he is reimbursed under any policy of insurance or otherwise, with the same effect as though such person were an “indemnitee” as defined in Section 1 of this Article V.

SECTION 4. Enforcement.

If the Corporation refuses or fails to make any payment to an indemnitee required by this Article V, the indemnitee shall be promptly indemnified by the Corporation against expenses (including attorneys’ fees, disbursements and other charges) actually incurred by the indemnitee in connection with the successful establishment of such indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in an action in a court of competent jurisdiction.

SECTION 5. General.

Each Director or officer of the Corporation shall be deemed to act in such capacity in reliance upon such rights of indemnification and advancement of expenses as are provided in this Article V. The rights of indemnification and advancement of expenses provided by this Article V shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any bylaws, agreement, vote of shareholders or disinterested Directors, statute or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office or position, and shall continue as to a person who has ceased to be an authorized representative of the Corporation and shall inure to the benefit of the heirs and personal representatives of such person. Indemnification and advancement of expenses under this Article V shall be provided whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the Corporation. Any repeal or modification of this Article V shall not adversely affect any right or protection existing at the time of such repeal or modification to which any person may be entitled under this Article V.

SECTION 6. Definition of Corporation.

For the purposes of this Article V, references to the “Corporation” shall include all constituent corporations absorbed in a consolidation, merger or division, as well as the surviving or new corporations surviving or resulting therefrom, so that (i) any person who is or was an authorized representative of a constituent, surviving or new corporation shall stand in the same position under the provisions of this Article V with respect to the surviving or new corporation as such person would if such person had served the surviving or new corporation in the same capacity and (ii) any person who is or was an authorized representative of the Corporation shall stand in the same position under the provisions of this Article V with respect to the surviving or new corporation as such person would with respect to the Corporation if its separate existence had continued.

SECTION 7. Definition of Authorized Representative.

For the purposes of this Article V, the term “authorized representative” shall mean, and the indemnification provisions of this Article V shall be deemed to apply to, a Director, officer, employee or agent of the Corporation or of any subsidiary of the Corporation, or a trustee, custodian, administrator, committeeman or fiduciary of any employee benefit plan established and maintained by the Corporation or by any direct or indirect subsidiary of the Corporation, or a person serving another corporation, partnership, joint venture, trust or other enterprise in any of the foregoing capacities at the request of the Corporation.

SECTION 8. Savings Clause.

If a court of competent jurisdiction determines that any provision of this Article V requires the Corporation to take an action that would violate applicable law, such provision shall be limited or modified in its application to such action to the minimum extent necessary to avoid such violation of law, and, as so limited or modified, such provision and the balance of this Article V shall be enforceable in accordance with their terms to the fullest extent permitted by applicable law, including but not limited to the PBCL.

SECTION 9. Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or officer of the Corporation, or is or was an authorized representative of the Corporation, against any liability asserted against or incurred by such person in any such capacity, or arising out of the status of such person as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article V.

SECTION 10. Funding to Meet Indemnification Obligations.

The Board of Directors, without approval of the shareholders of the Corporation, shall have the power to borrow money on behalf of the Corporation, including the power to pledge the assets of the Corporation, from time to time to discharge the Corporation’s obligations with respect to indemnification, the advancement and reimbursement of expenses and the purchase and maintenance of insurance referred to in this Article V. The Corporation may, in lieu of or in addition to the purchase and maintenance of insurance referred to in Section 9 of this Article V, establish and maintain a fund of any nature or otherwise secure or insure in any manner its indemnification obligations, whether arising under or pursuant to this Article V or otherwise.

ARTICLE VI

GENERAL PROVISIONS

SECTION 1. Fiscal Year.

The fiscal year of the Corporation shall be the calendar year unless otherwise designated by the Board of Directors.

SECTION 2. Seal.

The seal of the Corporation shall be circular in form and shall contain the name of the Corporation and its state of incorporation around the border, or the seal may be in such other form as the Board of Directors shall determine from time to time by resolution.

SECTION 3. Execution of Instruments.

Each of the Chief Executive Officer, the President, any Vice President, the Secretary and the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Each of the Board of Directors, the Chief Executive Officer and the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments. All checks or demands for money and notes of the Corporation shall be executed by such officer or agent of the Corporation, and in such manner, as the Board of Directors, the Chief Executive Officer or the President from time to time may determine.

SECTION 4. Deposits.

Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors, the Chief Executive Officer, the President, the Treasurer or such other officer or agent as may be authorized by the Board of Directors, the Chief Executive Officer, the President or the Treasurer to make such determination.

SECTION 5. Voting as Shareholder.

Unless otherwise determined by resolution of the Board of Directors, each of the Chief Executive Officer, the President and any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of shareholders, unitholders, members, partners or other equity owners of any corporation, limited liability company, partnership or other legal entity in which the Corporation may hold stock or other ownership interests, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock or other ownership interest. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation, limited liability company, partnership or other legal entity without a meeting. The Board of Directors by resolution from time to time may confer such power and authority upon any other person.

SECTION 6. Definition of Electronic Transmission.

For purposes of these By-Laws, “electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

SECTION 7. Definition of Public Announcement.

For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, PR Newswire, Associated Press or a comparable news service, or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(b) of the Exchange Act, and the meaning of the term “group” shall be within the meaning ascribed to such term under Section 13 of the Exchange Act.

ARTICLE VII

AMENDMENT OF BY-LAWS

These By-laws may be altered or amended as provided in the Articles of Incorporation.

ARTICLE VIII

EMERGENCY BY-LAWS

SECTION 1. When Operative.

The emergency By-laws provided by the following sections shall be operative during any emergency resulting from warlike damage or an attack on the United States or any nuclear or atomic disaster, notwithstanding any different provision in the preceding articles of the By-laws, the Articles of Incorporation or the PBCL. To the extent not inconsistent with the emergency By-laws, the By-laws provided in the preceding articles shall remain in effect during such emergency and upon the termination of such emergency the emergency By-laws shall cease to be operative unless and until another such emergency shall occur.

SECTION 2. Meetings.

During any emergency contemplated by Section 1 of this Article VIII:

(i) Any meeting of the Board of Directors may be called by any Director. Whenever any officer of the Corporation who is not a Director has reason to believe that no Director is available to participate in a meeting, such officer may call a meeting to be held under the provisions of this Section 2.

(ii) Notice of each meeting called under the provisions of this Section 2 shall be given by the person calling the meeting or at his request by any officer of the Corporation. The notice shall specify the time and the place of the meeting, which shall be the head office of the Corporation, if feasible, and otherwise any other place, within or without the Commonwealth of Pennsylvania, specified in the notice. Notice need be given only to such of the Directors as it may be feasible to reach at the time and may be given by such means as may be feasible at the time, including publication or radio. If given by mail, messenger; telephone, electronic transmission, or telegram, the notice shall be addressed to the Director at his residence, personal or business electronic mail address, business address, or such other place as the person giving the notice shall deem suitable.

In the case of meetings called by an officer who is not a Director, notice shall also be given similarly, to the extent feasible, to the persons named on the list referred to in part (iii) of this Section 2. Notice shall be given at least two (2) days before the meeting if feasible in the judgment of the person giving the notice, and otherwise the meeting may be held on any shorter notice he shall deem suitable.

(iii) At any meeting called under the provisions of this Section 2, the Director or Directors present shall constitute a quorum for the transaction of business. If no Director attends a meeting called by an officer who is not a Director and if there are present at least three (3) of the persons named on a numbered list of personnel approved by the Board of Directors before the emergency, those present (but not more than the nine (9) appearing highest in priority on such list) shall be deemed Directors for such meeting and shall constitute a quorum for the transaction of business.

SECTION 3. Lines of Succession.

The Board of Directors, during as well as before any emergency contemplated by Section 1 of this Article VIII, may provide, and from time to time modify, lines of succession in the event that during such an emergency any or all officers or agents of the Corporation shall for any reason be rendered incapable of discharging their duties.

SECTION 4. Offices.

The Board of Directors, during as well as before any emergency contemplated by Section 1 of this Article VIII, may, effective upon the occurrence of such emergency, change the head office or designate several alternative head offices or regional offices, or authorize the officers so to do.

SECTION 5. Liability.

No officer, Director or employee acting in accordance with these emergency By-laws shall be liable to the Corporation or any shareholder thereof, except for willful misconduct.

SECTION 6. Repeal or Change.

The emergency By-laws shall be subject to repeal or change by action of the Board of Directors or by action of the shareholders, except that no such repeal or change shall modify the provisions of Section 5 of this Article VIII with regard to, action or inaction prior to the time of such repeal or change.

ARTICLE IX

NON-APPLICABILITY OF STATUTE

Subchapter E of Chapter 25 of the PBCL (formerly known as Section 910 of the PBCL) shall not be applicable to the Corporation. (This By-law provision was adopted by action of the Board of Directors on February 28, 1984 and may not be rescinded except by an amendment to the Articles of Incorporation.)

Subchapters G and H of Chapter 25 of the PBCL shall not be applicable to the Corporation. (This By-law provision was adopted by action of the Board of Directors on July 20, 1990.)

ARTICLE X

CONSTRUCTION

In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of applicable law or the Articles of Incorporation as in effect from time to time, the provisions of applicable law or the Articles of Incorporation, as the case may be, shall be controlling. Unless the context requires otherwise, the general provisions, rules of construction, and definitions in the PBCL shall govern the construction of these By-Laws. Without limiting the generality of this provision, the singular number includes the plural, the plural number includes the singular, the term “person” includes a natural person, a corporation or any other entity of any type, and the masculine gender includes the feminine gender. All restrictions, limitations, requirements and other provisions of these By-Laws shall be construed, insofar as possible, as supplemental and additional to all provisions of law applicable to the subject matter thereof and shall be fully complied with in addition to the said provisions of law unless such compliance shall be illegal. Any article, section, subsection, subdivision, sentence, clause or phrase of these By-Laws which upon being construed in the manner provided in this Article X shall be contrary to or inconsistent with any applicable law shall not apply so long as said provisions of law shall remain in effect, but such result shall not affect the validity or applicability of any other portions of these By-Laws, it being hereby declared that these By-Laws would have been adopted and each article, section, subsection, subdivision, sentence, clause or phrase thereof, irrespective of the fact that any one or more articles, sections, subsections, subdivisions, sentences, clauses or phrases is or are illegal. All references in these By-Laws to any statute, law, regulation or rule also shall include any successor statute, law, regulation or rule, as the case may be. All references to Articles and Sections refer to Articles and Sections of these By-Laws. The headings and subheadings in these By-Laws are for convenience only; they do not form a part of these By-Laws and shall not affect the interpretation of these By-Laws. Whenever the words “including,” “include” or “includes” are used in these By-Laws, they should be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed the same.